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                          QUALITY CARE SOLUTIONS, INC.

                          SUBORDINATED PROMISSORY NOTE



$150,000.00                                                     PHOENIX, ARIZONA
                                                                  APRIL 13, 2000

         FOR VALUE RECEIVED, the undersigned, QUALITY CARE SOLUTIONS, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of AZTORE HOLDINGS, INC. ("Payee") or its permitted assigns the principal sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00), together with interest on the unpaid principal balance hereof at the rate per annum set forth below and otherwise upon the terms and conditions set forth herein.

      1. MATURITY AND PREPAYMENT.

         (a) Term. Unless sooner accelerated pursuant to Section 5 hereof, all outstanding principal and accrued and unpaid interest under this Promissory Note shall be due and payable in full on the earlier to occur of (i) April 14, 2001, or (ii) five (5) business days following the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with an initial public offering of the Company's Common Stock.

         (b) Prepayments. The Company may, at any time, prepay the then outstanding principal balance of this Promissory Note, in whole or in part, without payment of any premium or penalty. Any prepayment of this Promissory Note shall be accompanied by the payment of all interest, if any, accrued on the principal amount prepaid to the date of prepayment.

      2. INTEREST.

         (a) Interest. Interest shall accrue on the outstanding principal balance of this Promissory Note at the rate of twelve percent (12%) per annum. Interest accrued hereunder shall be due and payable semi-annually in arrears commencing on June 30, 2000, and continuing on each June 30 and December 31 thereafter until all outstanding principal and interest on this Promissory Note shall have been paid in full.

         (b) Computation of Interest. All interest payable hereunder shall be computed for the actual number of days elapsed during any period for which interest is calculated (including the first day and excluding the last day) on the basis of a year consisting of 365 days.
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      3. PAYMENTS.

         (a) Payments. All payments hereunder shall be made in lawful currency of the United States of America and in immediately available funds.

         (b) Time and Place of Payment. All payments hereunder shall be made not later than 1:00 p.m., Phoenix, Arizona time , on the date due to Payee at its address set forth in Section 9 of this Promissory Note or at such other address as Payee may designate in writing to the Company from time to time.

         (c) Payment on Non-Business Days. If any payment of principal or interest on this Promissory Note falls due on a Saturday, Sunday, public holiday or other day on which commercial banks in Phoenix, Arizona are required or permitted to close, then such payment shall be made on the next succeeding business day with the same effect as if made on the nominal date for payment.

      4. SUBORDINATION.

         (a) The Company, for itself and its successors and assigns, hereby covenants and agrees that the obligation to pay principal and interest on this Promissory Note, and all other obligations of any kind now or hereafter owing under this Promissory Note or in respect of the indebtedness evidenced hereby, shall be subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness (as defined in paragraph (b) below). In the event of any insolvency, bankruptcy, liquidation, receivership, reorganization or other similar proceeding relative to the Company or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with the creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before any payment or distribution shall be made to Payee or other then holder of this Promissory Note on account of this Promissory Note.

         (b) Definition of Senior Indebtedness. For purposes of this Promissory Note, the term "Senior Indebtedness" shall mean all liabilities and obligations of the Company, whether liquidated or contingent, and whether relating to the payment of principal, interest, premium, penalty or otherwise, (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures, or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property under any installment or conditional sale agreement; (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks; (v) for the payment of money relating to any rental obligation under a lease that is capitalized for financial reporting purposes; or (vi) evidenced by a letter of credit. Notwithstanding the foregoing, this Promissory Note shall not be subordinate to, and shall be in all respects pari passu with any other indebtedness of the Company that is by its terms subordinate in right of payment to Senior Indebtedness (however defined).




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      5. EVENTS OF DEFAULT.

         If any of the events specified in this Section 5 shall occur (each, an "Event of Default"), Payee may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         (a) The Company shall default in the payment of the principal and accrued and unpaid interest on this Promissory Note when due and payable, if such default is not cured by the Company within ten (10) days after the Payee has given the Company written notice of such default;

         (b) The Company shall commit a material breach or default of any of its other obligations under this Note or any other Note or obligation due payee, where such breach or default is not cured within thirty (30) days after notice thereof is given to the Company by Payee; or

         (c) A receiver, custodian, liquidator or trustee of the Company or of any of the property or assets of the Company is appointed by court order; or the Company is adjudicated bankrupt or insolvent; or any of the property of the Company is sequestered by court order; or an involuntary petition to reorganize the Company under any bankruptcy, reorganization or insolvency law is filed against the Company and is not dismissed within sixty (60) days after such filing; or the Company files a voluntary bankruptcy petition or requests reorganization or arrangement under any provision of any bankruptcy, reorganization or insolvency law, or consents to the filing of any petition against it under any such law; or the Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Company or of all or any part of the property of the Company.

      6. SECURITY. This Promissory Note is an unsecured general obligation of the Company.

      7. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered or sent by overnight courier, prepaid first class, certified or registered air mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set forth below:

                  If to the Company:        Quality Care Solutions, Inc.
                                            5030 East Sunrise Drive
                                            Phoenix, Arizona  85044
                                            Attention: Gregory S. Anderson
                                            Facsimile: (480) 940-1388





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
                  With a copy to:           Bryan Cave LLP
                                            Two North Central Avenue, Suite 2200
                                            Phoenix, Arizona  85004-4406
                                            Attention:  Frank M. Placenti, Esq.
                                            Facsimile No.:  602-364-7070

                  If to Payee:              Aztore Holdings, Inc.
                                            3710 East Kent Drive
                                            Phoenix, Arizona  85044
                                            Attention:  _________________
                                            Facsimile No.:  _____________

                  With a copy to:           _____________________________
                                            _____________________________
                                            _____________________________
                                             Attention: _________________
                                             Facsimile No.: _____________


Any such notice shall be effective upon receipt. Any party may change the address to which notices to such party shall be delivered or mailed by giving notice of such change to the other parties hereto in the manner provided herein.

         8. WAIVER AND AMENDMENT. The provisions of this Promissory Note may be amended, waived or modified only upon the written consent of the Company and Payee. No single or partial exercise of any power hereunder shall preclude any other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note. No acceptance of a late payment or indulgence granted from time to time hereunder shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to preclude the exercise of any other rights which Payee may have.

         9. BINDING AGREEMENT; ASSIGNMENT. This Promissory Note shall be binding upon the Company and its respective successors and permitted assigns, and shall inure to the benefit of and be enforceable by Payee and its successors and permitted assigns. The Company shall not assign any of its rights or transfer any of its obligations under this Promissory Note without the prior written consent of Payee (or other then holder of this Promissory Note). Payee shall not assign any of its rights under this Promissory Note without the prior written consent of the Company..

         10. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Promissory Note. Except where otherwise indicated, all references herein to Sections refer to the Sections hereof.



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         11. GOVERNING LAW. This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to agreements made and to be performed entirely within such State.

         IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued as of the date first set forth above.


                             QUALITY CARE SOLUTIONS, INC.



                             By: /s/ Brian N. Burns
                                 ---------------------
                             Name: Brian N. Burns
                             Title: CFO







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